UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

ARCUS BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38419	47-3898435
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3928 Point Eden Way

Hayward, CA 94545

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 694-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company:  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2018, Jennifer Jarrett, Arcus Biosciences, Inc.’s Chief Financial and Operating Officer, notified the Company of her intent to resign effective January 11, 2019. Subsequently, the Company and Ms. Jarrett entered into a separation and consulting agreement pursuant to which Ms. Jarrett will provide consulting services to the Company until January 11, 2020. In consideration for such services, Ms. Jarrett will receive her annual target bonus for 2018 ($200,000) and her outstanding stock options will continue to vest in accordance with their original terms. Ms. Jarrett’s separation and consulting agreement also contains a non-disparagement obligation and standard release of claims.

On January 3, 2019, the Board of Directors of the Company appointed Ms. Jarrett to the Board as a Class III non-employee director effective January 12, 2019. Ms. Jarrett was appointed to a newly created vacancy resulting from an increase in the size of the Board from six (6) to seven (7) directors. As a non-employee director, Ms. Jarrett will receive an annual cash retainer of $35,000 and was granted an option to purchase 35,000 shares of the Company’s common stock, which will vest and become exercisable in substantially equal monthly installments over 36 months of continuous service provided by her to the Company, subject to accelerated vesting in the event the Company is subject to a Change in Control (as defined in the Company’s Compensation Program for Non-Employee Directors).

In connection with Ms. Jarrett’s resignation, Steven Chan, the Company’s Vice President of Finance and principal accounting officer, has been appointed principal financial officer effective January 12, 2019. Mr. Chan has served as our Vice President, Finance and Corporate Controller since April 2017 and our Principal Accounting Officer since December 2017. Before that, from November 2014 to March 2017, he served as the Vice President of Finance and Corporate Controller at MyoKardia, Inc., a biopharmaceutical company, where he helped lead the company to an initial public offering in 2015. He previously worked as the Vice President of Finance and Corporate Controller at Solta Medical, Inc., a medical device company, from 2010 to November 2014 and as the Vice President of Finance at Moody’s Analytics from 2007 to 2010. He started his career at KPMG. Mr. Chan received a B.S. in Business Administration from the University of California at Berkeley, Haas School of Business and is a Certified Public Accountant in California (inactive status).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date: January 4, 2019	By:	/s/ Terry Rosen
Terry Rosen
Chief Executive Officer